                                                                    Exhibit 11.0



             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ended SEPTEMBER 30, 1996
                                  (Unaudited)





Assuming no dilution:
  Net less (in thousands                                $     (488)
                                                        ==========
  Weighted average number
     of shares:

     Average shares outstanding                          2,601,463
                                                        ----------
                                                         2,601,463
                                                        ==========
Loss per share assuming no dilution:                    $    (0.19)
                                                        ==========

Assuming full dilution:
  Net loss (in thousands)                               $     (488)
                                                        ==========
  Weighted average number
     of shares:

     Average shares issued:                              2,817,500
                                                        ----------
                                                        $2,817,500
                                                        ==========

Loss per share assuming full dilution                   $    (0.17)
                                                        ==========